AGREEMENT OF SETTLEMENT AND RELEASE

         THIS AGREEMENT OF SETTLEMENT AND RELEASE ("Agreement") is entered into by and among CELEXX CORPORATION ("Celexx"), E-PAWN.COM, INC. ("Epawn"), Vanguard Communications ("Vanguard"), Shaun Greyling ("Greyling") and Doug Forde
("Forde") (collectively the "Parties" and each individually referred to as a "Party") with reference to the following facts:

                                R E C I T A L S:

A. Pursuant to the terms of an agreement between Celexx and Epawn, the parties may have been obligated to exchange shares of their respective stock and perform other terms and conditions. A copy of said agreement and its amendments is attached hereto as Exhibit "A".

B. Pursuant to the terms of an agreement between Celexx and Vanguard, the parties may have been entitled to the performance of additional services and the payment for said services. A copy of the agreement is attached hereto as Exhibit "B".

C. Disputes have arisen between Epawn, Vanguard, Celexx, Greyling and Forde concerning the above agreements and other things.

D. The parties hereto now desire to reach a complete, final and binding settlement of all of the disputes between and among them, concerning or arising out of any of the above-mentioned agreements or any other oral or written agreements or other rights, actions, judgment or other dealings between and among them.

          NOW, THEREFORE, in consideration of the mutual terms and conditions herein, the parties agree as follows:

         1. Payment. With respect to all damages and costs incurred by any of the parties hereto as a result of any alleged breach of any agreement or other right or cause arising prior to the date hereof, including without limitation the performance of the above referenced agreements, Epawn shall pay to Vanguard the $12,000.00 which Epawn acknowledges Epawn owes Celexx for the delivery to Epawn of the equipment set forth on Exhibit "C" attached hereto such sum being assigned by Celexx to Vanguard and Celexx shall cause to be delivered to Vanguard 250,000 shares of unregistered Common Stock of Celexx. In addition, Epawn shall deliver to Celexx 5,250,000 shares of its unregistered Common Stock and Celexx shall deliver 2,000,000 of its unregistered Common Stock to Epawn and Celexx shall forgive the loan to Epawn in the amount of $500,000.00. Epawn shall return the Equipment set forth on Exhibit "C" to Celexx. Celexx shall deliver to Greyling 1,000,000 shares of common stock of Epawn held by it and a warrant to purchase 250,000 shares of common stock of Celexx granting him the right to purchase the shares at $2.50 per share until October 20, 2003. The above payments, releases and deliveries of securities shall be collectively referred to herein as a "Settlement Payment". The Settlement Payment shall be made by each Party within ten (10) days of the date of this Agreement.


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         2. Mutual Release.  Except for the performance of the covenants of this
Agreement, Celexx, Epawn, Vanguard, Greyling and Forde, each hereby releases the other named party, and each of their respective officers, directors, employees, agents, partners, attorneys, parent and subsidiary corporations and predecessors in interest from any and all rights, interests, claims, demands, causes of
action,   indebtedness,   damages,   consequential  damages,   personal  injury,
liabilities and obligations of every kind and nature, known and unknown, suspected and unsuspected, fixed or contingent, which any Party now owns or holds or has at any time up to the date of this agreement and release owned or held against a Party arising out of or in any way relating to any of the above referenced agreements or any other matter, including without limitation (a) any and all claims, rights, interests, demands, causes of action, indebtedness, liabilities and obligations; (b) costs of any litigation and attorney's fees incurred by a Party therein; (c) costs and damages, including but not limited to incidental and consequential damages, incurred due to the existence of any performance or failure to perform any agreement of a Party; (d) interest on any of the above; (e) punitive damages, if any; and (f) any other expenses and liabilities. Each Party represents and warrants that it has not assigned any cause of action described herein to any other person or entity and each party has full authority to make this Release.

         3. Confidentiality. Except for the press release set forth below, no Party shall disclose to or discuss with anyone either (a) the existence, nature or terms of this Agreement, (b) any other fact or matter related to or concerning the matters described herein. Each Party acknowledges that the restrictions contained in this paragraph are reasonable and necessary to protect the legitimate interests of the Parties. Each Party understands that any violation of such restrictions will cause irreparable injury within a short period of time, and agrees that any other Party shall be entitled to preliminary injunctive relief and other injunctive relief against such violation. Such injunctive relief shall be in addition to, and in no way a limitation of, any and all other remedies available at law and in equity.

         4. No Admission of Liability. This Agreement is the result of a compromise and shall never at any time for any purpose be considered as an admission as to the fact or amount of any liability or responsibility on the part of any of the parties.

         5. Entire Agreement; Modification. This Agreement constitutes and contains the entire agreement of the parties, and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof and any such agreements are merged into this Agreement. This agreement may be amended only by a written instrument signed by each of the parties.


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         6. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto.

         7. Counterparts. This Agreement may be executed in any number of counterparts. Upon execution of any two counterparts of this Agreement by any two parties hereto, this Agreement shall be valid and binding between such two parties without regard to whether the third party hereto also executes a counterpart hereof. Upon subsequent execution of a counterpart hereof by such third party, this Agreement shall be valid and binding between all parties hereto.

         8. Attorneys' Fees. In the event of any controversy, claim, dispute or litigation relating to this Agreement or its breach, the prevailing party shall be entitled to recover from the losing party its expenses and court costs, including but not limited to attorneys' fees, and including costs of appeal, in such amount as the court determines is reasonable.

         9. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Florida. The Parties agree that the remedy of specific performance is an appropriate remedy under which any Party hereto may seek relief in the form of an order compelling the performance of any obligation created herein.

         10. Non-disparagement. The Parties hereto agree to keep all details of their relationship confidential, including, but not limited to the terms and conditions of this Agreement, other than as required under applicable disclosure requirements with any governmental regulatory authority or exchange or any securities industry self-regulatory body and in a press release and SEC filings that shall confirm that the prior agreements and negotiations have been rescinded and all matters settled. The Parties expressly agree and covenant to each other that no Party shall make any statements or pronouncements that disparage the character or question the integrity of any other Party to this Agreement, in any forum, including without limitation the financial press or in oral or written communications or conversations with any third party or shareholder after the execution of this Agreement by all Parties. The Parties hereto hereby agree to give no further information to the public and that, save as required by law or regulatory authority, a "no comment" response be given to any third parties if further questioned about the matters contemplated by this Agreement.

         11. Press Release. Celexx and Epawn shall consult with the other with regard to the language of any press release prior to the other issuing such a release.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates set forth below.

Dated: October 20, 2000                              CELEXX

Attest: ______________________                       By: _______________________
         Secretary                                                     President


Dated: October 20, 2000                              EPAWN

Attest: ______________________                       By: _______________________
         Secretary                                                     President

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